UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2019

BRP Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39095	61-1937225
(State of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4010 W. Boy Scout Blvd Suite 200 Tampa, Florida		33607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 279-0698

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BRP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2019, BRP Group, Inc. (the “Company”) closed its initial public offering (“IPO”) of 16,400,000 shares of the Company’s Class A common stock, $0.01 par value per share (the “Class A Common Stock”), at an offering price of $14.00 per share, pursuant to the Company’s registration statement on Form S-1 (File No. 333-233908), as amended (the “Registration Statement”). In connection therewith and with the closing of the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

•

a Tax Receivable Agreement, dated as of October 28, 2019, by and among the Company, Baldwin Risk Partners, LLC, a Delaware limited liability company (“BRP LLC”) and each of the other persons and entities party thereto, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference;

•

a Registration Rights Agreement, dated as of October 28, 2019, by and among the Company and the other persons and entities party thereto, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference;

•

a Stockholders Agreement, dated as of October 28, 2019, by and among the Company and the persons and entities party thereto, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein.

Item 1.02. Termination of a Material Definitive Agreement.

On October 28, 2019, in connection with the closing of the IPO, BRP LLC repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Amended and Restated Credit Agreement, dated as of March 13, 2019, by and among Holding Company of the Villages, Inc. (“Villages”), as lender, and BRP LLC, as borrower (the “Villages Credit Agreement”), and terminated the Villages Credit Agreement. No penalties were due in connection with such repayment. Entities affiliated with the Villages hold approximately 10% of the equity of the Company. A description of the Villages Credit Agreement is included in the Registration Statement.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the reorganization incident to the IPO, the Company issued 43,188,235 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), to certain members of BRP LLC, including certain members of the Company’s management and board of directors. The shares of Class B Common Stock were issued for nominal consideration in reliance on the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) on the basis that the transaction did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On October 25, 2019, in connection with the closing of the IPO, the Company amended and restated its certificate of incorporation (as amended and restated, the “Certificate of Incorporation”), filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A description of the Certificate of Incorporation is included in the Registration Statement.

Amended and Restated By-laws

On October 25, 2019, in connection with the closing of the IPO, the Company amended and restated its By-laws (as amended and restated, the “By-laws”). A copy of the By-laws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference. A description of the By-laws is included in the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of BRP Group, Inc.

3.2	Amended and Restated By-Laws of BRP Group, Inc.

10.1	Tax Receivable Agreement, dated October 28, 2019, by and among BRP Group, Inc., Baldwin Risk Partners, LLC and each of the other persons and entities party thereto

10.2	Registration Rights Agreement, dated October 28, 2019, by and among BRP Group, Inc. and the other persons and entities party thereto

10.3	Stockholders Agreement, dated as of October 28, 2019, by and among BRP Group, Inc. and the other persons and entities party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRP GROUP, INC.

Date: October 31, 2019
	By:	/s/ Christopher J. Stephens
		Name:	Christopher J. Stephens
		Title:	General Counsel